SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2004

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-8144	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (724) 981-6000

Former address: F.N.B. Center, 2150 Goodlette Road North, Naples, Florida 34102

(Former name or former address, if changed since last report)

SIGNATURES
Exhibit Index
EX-2.1 AGREEMENT & PLAN OF DISTRIBUTION
EX-2.2 TAX DISAFFILIATION AGREEMENT
EX-2.3 EMPLOYEE BENEFITS AGREEMENT

Item 2.    Acquisition or Disposition of Assets

      On January 1, 2004, F.N.B. Corporation (the “Corporation”) completed the spin-off of its Florida operations through the distribution to its shareholders of all of the outstanding shares of stock of First National Bankshares of Florida, Inc. (“FNBF”). As a result of the spin-off, FNBF is currently an independent, separately traded, public company.

      The spin-off was effected by way of a pro rata dividend of one share of FNBF common stock for every one share of the Corporation’s common stock held at the close of business on December 26, 2003. Shareholders who owned a fractional share of the Corporation’s common stock received a corresponding fractional share of FNBF common stock. Based on a letter ruling the Corporation received from the Internal Revenue Service, receipt of FNBF shares in the spin-off is tax-free for U.S. federal income tax purposes.

      In connection with the distribution, FNBF and the Corporation entered into an Agreement and Plan of Distribution, a Tax Disaffiliation Agreement and an Employee Benefits Agreement, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, respectively.

      Further information concerning the distribution and related matters is contained in Amendment No. 2 to FNBF’s Registration Statement on Form 10 filed by FNBF with the SEC on December 22, 2003.

Item 7.    Financial Statements and Exhibits

(b) Pro Forma Financial Information

      The Corporation’s unaudited pro forma consolidated financial statements are incorporated herein by reference to pages 14-18 of the Corporation’s Form 10-Q for its quarter ended September 30, 2003, filed with the SEC on November 14, 2003.

(c)	Exhibits

	2.1	Agreement and Plan of Distribution by and between F.N.B. Corporation and First National Bankshares of Florida, Inc., dated December 30, 2003.

	2.2	Tax Disaffiliation Agreement between F.N.B. Corporation and First National Bankshares of Florida, Inc., dated January 1, 2004.

	2.3	Employee Benefits Agreement between F.N.B. Corporation and First National Bankshares of Florida, Inc., dated January 1, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

	By:	/s/Brian F. Lilly Brian F. Lilly Chief Financial Officer

Dated: January 8, 2004

Exhibit Index

2.1	Agreement and Plan of Distribution by and between F.N.B. Corporation and First National Bankshares of Florida, Inc., dated December 31, 2003 (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); F.N.B. Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request)

2.2	Tax Disaffiliation Agreement between F.N.B. Corporation and First National Bankshares of Florida, Inc., dated January 1, 2004.

2.3	Employee Benefits Agreement between F.N.B. Corporation and First National Bankshares of Florida, Inc., dated January 1, 2004.